UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

EQM Technologies & Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147261	20-5894890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio		45240
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 825-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2011, EQM Technologies & Energy, Inc. (the “Company”) completed the sale of $2.5 million aggregate principal amount of the Company’s 10% Subordinated Convertible Notes (the “Notes”) to accredited investors in a private placement (the “Private Placement”) pursuant to the terms of note purchase agreements, dated March 15, 2011 (the “Note Purchase Agreements”), by and between the Company and each investor.  The Private Placement resulted in gross proceeds of approximately $2.5 million to the Company.  The Company may sell up to an additional $0.5 million of Notes in one or more subsequent closings.

The Notes bear interest at a rate of 10% per annum, are due and payable on the third anniversary of their issuance, and are unsecured and subordinate to the Company’s indebtedness under its credit facility and $2.0 million of pre-existing notes.  The Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion price of $0.40 per share (subject to adjustment), for a total of 6,250,000 shares.  The Notes may be converted (i) at the option of their holders, at any time upon delivery of appropriate written notice to the Company, or (ii) at the Company’s option, at any time after the first anniversary of their issuance if the Common Stock has traded at an average price per share above two times the conversion price for 60 consecutive days.

The Notes provide for customary events of default, the occurrence of which may result in all of the Notes then outstanding becoming immediately due and payable.  Additionally, pursuant to the Note Purchase Agreements, holders of shares of Common Stock underlying the Notes have certain piggyback registration rights with respect to such shares.

The issuance of the Notes was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D promulgated thereunder.  The Notes and the shares of Common Stock issuable upon conversion of the Notes may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

The foregoing descriptions of the Note Purchase Agreements and the Notes are not complete and are qualified in their entirety by reference to the form of Note Purchase Agreement and the form of Note, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On March 15, 2011, the Company entered into an amendment to its existing financing agreement with U.S. Bank, N.A. in order to, among other things, permit the Company to complete the Private Placement.

On March 16, 2011, the Company issued a press release regarding the Private Placement.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Form of Note Purchase Agreement.
10.2	Form of 10% Convertible Subordinated Note.
99.1	Press Release dated March 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 18, 2011	EQM TECHNOLOGIES & ENERGY, INC.

	By:	/s/ Robert R. Galvin
		Name:	Robert R. Galvin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Note Purchase Agreement.
10.2	Form of 10% Convertible Subordinated Note.
99.1	Press Release dated March 16, 2011.